Exhibit 99.1

Globus Medical Reports Third Quarter 2016 Results

AUDUBON, PA, November 8, 2016: Globus Medical, Inc. (NYSE:GMED), a leading musculoskeletal implant manufacturer, today announced its financial results for the third quarter ended September 30, 2016.

•	Worldwide sales decreased 1.0% as reported to $135.7 million, or a decrease of 0.7% on a constant currency basis

•	Third quarter net income was $26.2 million, or 19.3% of sales

•	Diluted earnings per share (EPS) were $0.27

•	Non-GAAP diluted EPS were $0.29

•	Non-GAAP adjusted EBITDA (AEBITDA) remained at 37.0% of sales

•	Company issues new 2016 guidance for sales of $560 million

David Paul, Chairman and CEO said, “Third quarter sales were $135.7 million, a year-over-year decrease of 1%. Despite our increased spending in support of our pending robotics and trauma launches, our EBITDA margins remained stable with the prior year, at 37.0%. We also delivered non-GAAP EPS of $0.29, in line with the prior year.

"During the third quarter, we continued progress with product development, sales force expansion and completed the acquisition of Alphatec's international business. We also made further progress expanding our in-house manufacturing capacity. We launched 7 new products in the third quarter, bringing our 2016 total to 15. We remain confident in our long term growth prospects and our ability to sustain our industry leading profitability by the continued execution of our strategy of introducing innovative products, expanding our U.S. and international sales footprint, and diligent expense control.”

Third quarter sales in the U.S. decreased by 4.1% compared to the third quarter of 2015. International sales increased by 34.1% over the third quarter of 2015 on an as reported basis and 38.0% on a constant currency basis.

Third quarter net income was $26.2 million, a decrease of 1.0% over the same period last year. Diluted EPS for the third quarter was $0.27, as compared to $0.28 for the third quarter 2015. Non-GAAP diluted EPS for the third quarter, was $0.29, consistent with the third quarter of 2015.

The company generated net cash provided by operating activities of $41.9 million and non-GAAP free cash flow of $24.6 million in the third quarter. Cash, cash equivalents and marketable securities ended the quarter at $322.4 million. The company remains debt free.

2016 and 2017 Annual Guidance
The company today issued new guidance for full year 2016 sales of $560 million and GAAP earnings per share of approximately $1.13. Guidance for non-GAAP diluted EPS, remains unchanged at $1.20 per share. The company currently projects 2017 full year sales of $625 million and expects to provide further guidance at the fourth quarter call.

Conference Call Information
Globus Medical will hold a teleconference to discuss its 2016 third quarter results with the investment community at 5:30 p.m. Eastern Time today. Globus invites all interested parties to join the call by dialing:

1-855-533-7141     United States Participants
1-720-545-0060     International Participants
There is no pass code for the teleconference.

For interested parties who do not wish to ask questions, the teleconference will be webcast live and may be accessed through a link on the Globus Medical website at investors.globusmedical.com.

If you are unable to participate during the live teleconference, the call will be archived until Tuesday, November 15, 2016. The audio archive can be accessed by calling 1-855-859-2056 in the U.S. or 1-404-537-3406 from outside the U.S. The passcode for the audio replay is 1961965.

About Globus Medical, Inc.
Globus Medical, Inc. is a leading musculoskeletal implant company based in Audubon, PA. The company was founded in 2003 by an experienced team of professionals with a shared vision to create products that enable surgeons to promote healing in patients with musculoskeletal disorders.

Non-GAAP Financial Measures
To supplement our financial statements prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”), management uses certain non-GAAP financial measures. For example, non-GAAP adjusted EBITDA, which represents net income before interest income, net and other non-operating expenses, provision for income taxes, depreciation and amortization, stock-based compensation, provisions for litigation, and acquisition related costs, is useful as an additional measure of operating performance, and particularly as a measure of comparative operating performance from period to period, as it is reflective of changes in pricing decisions, cost controls and other factors that affect operating performance, and it removes the effect of our capital structure, asset base, income taxes and interest income and expense. Our management also uses non-GAAP adjusted EBITDA for planning purposes, including the preparation of our annual operating budget and financial projections. Provision for litigation represents costs incurred for litigation settlements or unfavorable verdicts when the loss is known or considered probable and the amount can be reasonably estimated, or in the case of a favorable settlement, when income is realized. Acquisition related costs represents the change in fair value of business acquisition related contingent consideration; costs related to integrating recently acquired businesses including but not limited to costs to exit or convert contractual obligations, severance, and information system conversion; and specific costs related to the consummation of the acquisition process such as banker fees, legal fees, and other acquisition related professional fees.

In addition, for the period ended September 30, 2016 and for other comparative periods, we are presenting non-GAAP net income and non-GAAP diluted earnings per share, which represents net income and diluted earnings per share excluding the provision for litigation, amortization of intangibles, acquisition related costs, and the tax effects of such adjustments. We believe these non-GAAP measures are also useful indicators of our operating performance, and particularly as additional measures of comparative operating performance from period to period as they remove the effects of litigation, amortization of intangibles, acquisition related costs, and the tax effects of such adjustments, which we believe are not reflective of underlying business trends. Additionally, for the periods ended September 30, 2016 and for other comparative periods, we also define the non-GAAP measure of free cash flow as the net cash provided by operating activities, adjusted for the impact of restricted cash, less the cash impact of purchases of property and equipment. We believe that this financial measure provides meaningful information for evaluating our overall financial performance for comparative periods as it facilitates an assessment of funds available to satisfy current and future obligations and fund acquisitions. Furthermore, the non-GAAP measure of constant currency sales growth is calculated by translating current year sales at the same average exchange rates in effect during the applicable prior year period. We believe constant currency sales growth provides insight to the comparative increase or decrease in period sales, in dollar and percentage terms, excluding the effects of fluctuations in foreign currency exchange rates.

Non-GAAP adjusted EBITDA, non-GAAP net income, non-GAAP diluted earnings per share, free cash flow and constant currency sales growth are not calculated in conformity with U.S. GAAP. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for financial measures prepared in accordance with U.S. GAAP. These measures do not include certain expenses that may be necessary to evaluate our liquidity or operating results. Our definitions of non-GAAP adjusted EBITDA, non-GAAP net income, non-GAAP diluted earnings per share, free cash flow and constant currency sales growth may differ from that of other companies and therefore may not be comparable. Additionally, we have recast prior periods for non-GAAP net income and non-GAAP diluted earnings per share.

Safe Harbor Statements
All statements included in this press release other than statements of historical fact are forward-looking statements and may be identified by their use of words such as “believe,” “may,” “might,” “could,” “will,” “aim,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plan” and other similar terms. These forward-looking statements are based on our current assumptions, expectations and estimates of future events and trends. Forward-looking statements are only predictions and are subject to many risks, uncertainties and other factors that may affect our businesses and operations and could cause actual results to differ materially from those predicted. These risks and uncertainties include, but are not limited to, factors affecting our quarterly results, our ability to manage our growth, our ability to sustain our profitability, demand for our products, our ability to compete successfully (including without limitation our ability to convince surgeons to use our products and our ability to attract and retain sales and other personnel), our ability to rapidly develop and introduce new products, our ability to develop and execute on successful business strategies, our ability to successfully integrate the international operations acquired from Alphatec, both in general and on our anticipated timeline, our ability to transition Alphatec’s international customers to Globus products, our ability to realize the expected benefits to our results from the Alphatec acquisition, our ability to comply with laws and regulations that are or may become applicable to our businesses, our ability to safeguard our intellectual property, our success in defending legal proceedings brought against us, trends in the medical device industry, general economic conditions, and other risks. For a discussion of these and other risks, uncertainties and other factors that could affect our results, you should refer to the disclosure contained in our most recent annual report on Form 10-K filed with the Securities and Exchange Commission, including the sections labeled “Risk Factors” and “Cautionary Note Concerning Forward-Looking Statements,” and in our Forms 10-Q, Forms 8-K and other filings with the Securities and Exchange Commission. These documents are available at www.sec.gov. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for us to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements. Forward-looking statements contained in this press release speak only as of the date of this press release. We undertake no obligation to update any forward-looking statements as a result of new information, events or circumstances or other factors arising or coming to our attention after the date hereof.

GLOBUS MEDICAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(unaudited)

	Three Months Ended		Nine Months Ended
(In thousands, except per share amounts)	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Sales	$135,651	$136,992	$412,404	$402,166
Cost of goods sold	31,453	32,927	95,703	97,393
Gross profit	104,198	104,065	316,701	304,773

Operating expenses:
Research and development	10,265	9,250	30,889	26,640
Selling, general and administrative	54,207	52,170	161,317	157,439
Provision for litigation	—	27	3,056	433
Amortization of intangibles	884	393	1,673	1,172
Acquisition related costs	1,192	1,550	1,347	2,864
Total operating expenses	66,548	63,390	198,282	188,548

Operating income	37,650	40,675	118,419	116,225
Other income, net	1,205	253	2,383	347
Income before income taxes	38,855	40,928	120,802	116,572
Income tax provision	12,628	14,447	40,759	41,389

Net income	$26,227	$26,481	$80,043	$75,183

Earnings per share:
Basic	$0.27	$0.28	$0.84	$0.79
Diluted	$0.27	$0.28	$0.83	$0.78
Weighted average shares outstanding:
Basic	95,739	95,138	95,575	94,970
Diluted	96,492	96,119	96,404	96,026

GLOBUS MEDICAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(unaudited)

(In thousands, except par value)	September 30, 2016	December 31, 2015

ASSETS
Current assets:
Cash and cash equivalents	$90,192	$60,152
Restricted cash	477	26,119
Short-term marketable securities	167,727	220,877
Accounts receivable, net of allowances of $2,694 and $2,513, respectively	86,708	77,681
Inventories	115,606	105,260
Prepaid expenses and other current assets	11,605	7,351
Income taxes receivable	5,895	8,672
Deferred income taxes	—	38,687
Total current assets	478,210	544,799
Property and equipment, net of accumulated depreciation of $159,314 and $139,144, respectively	127,084	114,743
Long-term marketable securities	64,451	48,762
Note receivable	25,000	—
Intangible assets, net	67,438	33,242
Goodwill	110,250	91,964
Other assets	1,015	590
Deferred income taxes	28,295	—
Total assets	$901,743	$834,100

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$13,936	$15,971
Accrued expenses	43,287	53,769
Income taxes payable	3,696	763
Business acquisition liabilities, current	4,888	12,188
Total current liabilities	65,807	82,691
Business acquisition liabilities, net of current portion	15,020	21,126
Deferred income taxes	9,013	13,260
Other liabilities	1,784	1,699
Total liabilities	91,624	118,776
Commitments and contingencies
Equity:
Common stock; $0.001 par value. Authorized 785,000 shares; issued and outstanding 95,806 and 95,320 shares at September 30, 2016 and December 31, 2015, respectively	96	95
Additional paid-in capital	207,182	192,629
Accumulated other comprehensive loss	(1,760)	(1,958)
Retained earnings	604,601	524,558
Total equity	810,119	715,324
Total liabilities and equity	$901,743	$834,100

GLOBUS MEDICAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Nine Months Ended
(In thousands)	September 30, 2016	September 30, 2015
Cash flows from operating activities:
Net income	$80,043	$75,183
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	21,536	17,669
Amortization of premium on marketable securities	3,067	2,352
Write-down for excess and obsolete inventories	6,919	7,122
Stock-based compensation expense	8,437	6,935
Excess tax benefit related to nonqualified stock options	(1,484)	(1,973)
Allowance for doubtful accounts	320	957
Change in deferred income taxes	(1,356)	(4,115)
(Increase)/decrease in:
Restricted cash	25,642	(2,015)
Accounts receivable	3,111	(3,468)
Inventories	(6,609)	(16,998)
Prepaid expenses and other assets	7,332	(1,368)
Increase/(decrease) in:
Accounts payable	(3,426)	(2,812)
Accounts payable to related-party	—	(5,359)
Accrued expenses and other liabilities	(30,178)	6,042
Income taxes payable/receivable	6,643	(275)
Net cash provided by operating activities	119,997	77,877

Cash flows from investing activities:
Purchases of marketable securities	(223,623)	(207,407)
Maturities of marketable securities	211,138	131,318
Sales of marketable securities	47,109	46,064
Purchases of property and equipment	(26,701)	(36,606)
Issuance of note receivable	(25,000)	—
Acquisition of businesses, net of cash acquired	(76,068)	(48,513)
Net cash used in investing activities	(93,145)	(115,144)

Cash flows from financing activities:
Payment of business acquisition liabilities	(400)	(900)
Proceeds from exercise of stock options	4,428	4,313
Excess tax benefit related to nonqualified stock options	1,484	1,973
Net cash provided by financing activities	5,512	5,386

Effect of foreign exchange rate on cash	(2,324)	117

Net decrease in cash and cash equivalents	30,040	(31,764)
Cash and cash equivalents, beginning of period	60,152	82,265
Cash and cash equivalents, end of period	$90,192	$50,501

Supplemental disclosures of cash flow information:
Interest paid	23	9
Income taxes paid	$37,009	$45,955

Supplemental Financial Information

Sales by Geographic Area:

(Unaudited)	Three Months Ended		Nine Months Ended
(In thousands)	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
United States	$120,473	$125,670	$372,749	$367,140
International	15,178	11,322	39,655	35,026
Total sales	$135,651	$136,992	$412,404	$402,166

Sales by Product Category:

(Unaudited)	Three Months Ended		Nine Months Ended
(In thousands)	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Innovative Fusion	$68,498	$72,490	$207,985	$214,431
Disruptive Technology	67,153	64,502	204,419	187,735
Total sales	$135,651	$136,992	$412,404	$402,166
Liquidity and Capital Resources:

(Unaudited)	September 30, 2016	December 31, 2015
(In thousands)
Cash and cash equivalents	$90,192	$60,152
Short-term marketable securities	167,727	220,877
Long-term marketable securities	64,451	48,762
Total cash, cash equivalents and marketable securities	$322,370	$329,791

Available borrowing capacity under revolving credit facility	50,000	50,000
Working capital	$412,403	$462,108

The following tables reconcile GAAP to Non-GAAP financial measures.
Non-GAAP Adjusted EBITDA Reconciliation Table:

(Unaudited)	Three Months Ended		Nine Months Ended
(In thousands, except percentages)	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Net income	$26,227	$26,481	$80,043	$75,183
Interest income, net	(795)	(342)	(1,893)	(898)
Provision for income taxes	12,628	14,447	40,759	41,389
Depreciation and amortization	7,838	6,090	21,536	17,669
EBITDA	45,898	46,676	140,445	133,343
Stock-based compensation expense	2,747	2,266	8,437	6,935
Provision for litigation	—	27	3,056	433
Acquisition related costs, COGS	304	—	304	225
Acquisition related costs	1,192	1,550	1,347	2,864
Adjusted EBITDA	$50,141	$50,519	$153,589	$143,800

Net income as a percentage of sales	19.3%	19.3%	19.4%	18.7%
Adjusted EBITDA as a percentage of sales	37.0%	36.9%	37.2%	35.8%

Non-GAAP Net Income Reconciliation Table:

(Unaudited)	Three Months Ended		Nine Months Ended
(In thousands)	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Net income	$26,227	$26,481	$80,043	$75,183
Provision for litigation	—	27	3,056	433
Amortization of intangibles	884	393	1,673	1,172
Acquisition related items	1,496	1,550	1,651	3,089
Tax effect of adjusting items	(776)	(784)	(2,112)	(1,676)
Non-GAAP net income	$27,831	$27,667	$84,311	$78,201
Non-GAAP Diluted Earnings Per Share Reconciliation Table:

(Unaudited)	Three Months Ended		Nine Months Ended
(Per share amounts)	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Diluted earnings per share, as reported	$0.27	$0.28	$0.83	$0.78
Provision for litigation	—	—	0.03	—
Amortization of intangibles	0.01	—	0.02	0.01
Acquisition related items	0.02	0.02	0.02	0.03
Tax effect of adjusting items	(0.01)	(0.01)	(0.02)	(0.02)
Non-GAAP diluted earnings per share*	$0.29	$0.29	$0.87	$0.81
* amounts might not add due to rounding

Non-GAAP Free Cash Flow Reconciliation Table:

(Unaudited)	Three Months Ended		Nine Months Ended
(In thousands)	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Net cash provided by operating activities	$41,934	$30,046	$119,997	$77,877
Adjustment for impact of restricted cash	(10,758)	703	(25,642)	2,015
Purchases of property and equipment	(6,559)	(11,480)	(26,701)	(36,606)
Non-GAAP free cash flow	$24,617	$19,269	$67,654	$43,286
Non-GAAP Sales on a Constant Currency Basis Comparative Table:

(Unaudited)	Three Months Ended		Reported Growth	Currency Impact on Current Period	Constant Currency Growth
(In thousands, except percentages)	September 30, 2016	September 30, 2015
United States	$120,473	$125,670	(4.1)%	—	(4.1)%
International	15,178	11,322	34.1%	$(445)	38.0%
Total sales	$135,651	$136,992	(1.0)%	$(445)	(0.7)%

(Unaudited)	Nine Months Ended		Reported Growth	Currency Impact on Current Period	Constant Currency Growth
(In thousands, except percentages)	September 30, 2016	September 30, 2015
United States	$372,749	$367,140	1.5%	—	1.5%
International	39,655	35,026	13.2%	$(1,268)	16.8%
Total sales	$412,404	$402,166	2.5%	$(1,268)	2.9%

Contact:
Daniel Scavilla
Senior Vice President, Chief Financial Officer
Phone: (610) 930-1800
Email:     investors@globusmedical.com
www.globusmedical.com